Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Heather Beardsley	The Plunkett Group
+1 610-208-2278	Brad Edwards
hbeardsley@cartech.com	+1 212-739-6740
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS FIRST QUARTER

FISCAL YEAR 2021 RESULTS

Generated $88 million of operating cash flow; free cash flow of $63 million

Total liquidity of $613 million including $219 million of cash on hand

PHILADELPHIA – October 22, 2020 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal first quarter ended September 30, 2020. For the quarter, the Company reported a net loss of $47.1 million, or $0.98 loss per diluted share. Excluding special items, adjusted loss per diluted share was $0.58 for the quarter.

“During the first quarter, we further strengthened our liquidity position through solid operating and free cash flow generation,” said Tony R. Thene, President and CEO of Carpenter Technology. “While our targeted inventory reduction efforts impacted profitability, we believe managing for cash flow in the current environment is prudent and helped us finish the first quarter with over $600 million in total liquidity. As anticipated, our operating results in the quarter were also impacted by lower volume due to challenging conditions in the Aerospace and Defense and Medical end-use markets that continue to be pressured as a result of COVID-19. Our facilities remain operational which speaks to the dedication of all of our employees as well as the benefits of our safety-driven culture and enhanced protocols.”

“Looking ahead, the headwinds from COVID-19 will continue to impact demand levels across our key end-use markets in our upcoming second quarter and we will remain in constant contact with our customers to address their evolving material requirements. Despite the near-term challenges related to COVID-19, the long-term outlook for our end-use markets is solid and we will continue working closely with our customers to strengthen our established supply chain position and extend key strategic supply agreements. We remain a critical solutions provider to customers and are developing stronger relationships as we work together to navigate the current environment. We remain confident that a recovery in demand conditions across our key end-use markets will begin to take shape in our third quarter of fiscal year 2021.”

“Our liquidity position is strong as a result of the actions we have taken since the onset of the pandemic and we will continue to maintain a disciplined approach to reducing costs and increasing cash generation. While we continue to actively manage our business given the current challenges, we are also maintaining a focus on the future and further advancing our position in critical emerging technologies. We recently launched our Carpenter Electrification brand and see a number of attractive growth opportunities for our proprietary soft magnetics solutions across all of our key end-use markets. We believe our soft magnetics and additive manufacturing solutions are pivotal to addressing the future of our industry and best positioning Carpenter Technology for sustainable growth over the long-term.”

Financial Highlights

($ in millions)	Q1	Q1	Q4
	FY2021	FY2020	FY2020
Net Sales	$353.3	$585.4	$437.3
Net Sales Excluding Surcharge Revenue (a)	$307.2	$486.6	$375.9
Operating (Loss) Income	$(48.8)	$59.8	$(148.2)
Adjusted Operating (Loss) Income Excluding Special Items (a)	$(30.9)	$59.8	$(18.1)
Net (Loss) Income	$(47.1)	$41.2	$(118.4)
Cash Provided from Operating Activities	$88.0	$0.7	$136.9
Free Cash Flow (a)	$62.6	$(56.4)	$99.8

(a)	Non-GAAP financial measures explained in the attached tables

Net sales for the first quarter of fiscal year 2021 were $353.3 million compared with $585.4 million in the first quarter of fiscal year 2020, a decrease of $232.1 million (40 percent), on 29 percent lower volume. Net sales excluding surcharge were $307.2 million, a decrease of $179.4 million (37 percent) from the same period a year ago.

Operating loss was $48.8 million compared to operating income of $59.8 million in the prior year period. Adjusted operating loss excluding special items was $30.9 million in the recent first quarter. Special items excluded from adjusted operating loss in the current quarter include restructuring and asset impairment charges totaling $10.0 million primarily associated with recent portfolio actions in the Company’s Additive business unit and $7.9 million of costs associated with COVID-19. These costs principally include direct incremental operating costs including outside services to execute enhanced cleaning protocols, additional personal protective equipment, isolation pay for production employees potentially exposed to COVID-19 and various operating supplies necessary to maintain the operations while keeping employees safe against possible exposure to COVID-19 in the Company’s facilities. The COVID-19 costs in the current quarter also include $3.1 million related to costs associated with an aerospace customer bankruptcy as a result of COVID-19.

Cash provided from operating activities in the first quarter of fiscal year 2021 was $88.0 million, compared to $0.7 million in the same quarter last year. Free cash flow in the first quarter of fiscal year 2021 was positive $62.6 million, compared to negative $56.4 million in the same quarter last year. The increases in operating cash flow and free cash flow primarily reflect the impact of inventory reduction in the current quarter partially offset by lower earnings relative to the same quarter a year ago. In addition, capital expenditures were $33.3 million in the first quarter of fiscal year 2021 compared to $47.5 million in the same quarter last year. The Company also completed the divestiture of its Amega West oil and gas business, which resulted in $17.6 million of proceeds in the current quarter’s cash flow results.

In addition to the cash generated from operations, the Company’s liquidity was further enhanced by the bond refinancing completed in the first quarter of fiscal year 2021. The Company issued $400.0 million of senior unsecured notes and used the net proceeds from the offering to repay in full $250.0 million of its 5.200% senior notes due July 2021 with the remaining proceeds available for general corporate purposes. Total liquidity, including cash and available credit facility borrowings, was $612.9 million at the end of the first quarter of fiscal year 2021. This consisted of $218.9 million of cash and $394.0 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, October 22nd at 10:00 a.m. ET, to discuss the financial results of operations for the first quarter of fiscal year 2021. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, transportation, medical, energy, industrial, and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2020 and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) uncertainty regarding the return to service of the Boeing 737 MAX aircraft and the related supply chain disruption; (17) potential impacts of the COVID-19 pandemic on our operations, financial results and financial position; (18) our efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter in place orders and business closures, and the related impact on resource allocations and manufacturing and supply chains; (19) our status as a “critical”, “essential” or “life-sustaining” business in light of COVID-19 business closure laws, orders and guidance being challenged by a governmental body or other applicable authority; (20) our ability to execute our business continuity, operational, budget and fiscal plans in light of the COVID-19 pandemic; and (21) our ability to successfully carry out restructuring and business exit activities on the expected terms and timelines. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2020	2019
NET SALES	$353.3	$585.4
Cost of sales	349.8	472.8

Gross profit	3.5	112.6

Selling, general and administrative expenses	42.3	52.8
Restructuring and asset impairment charges	10.0	—

Operating (loss) income	(48.8)	59.8

Interest expense, net	(14.9)	(5.4)
Other expense, net	(2.3)	(0.3)

(Loss) income before income taxes	(66.0)	54.1
Income tax (benefit) expense	(18.9)	12.9

NET (LOSS) INCOME	$(47.1)	$41.2

(LOSS) EARNINGS PER COMMON SHARE:
Basic	$(0.98)	$0.85

Diluted	$(0.98)	$0.85

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48.3	47.9

Diluted	48.3	48.3

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
	2020	2019
OPERATING ACTIVITIES
Net (loss) income	$(47.1)	$41.2
Adjustments to reconcile net (loss) income to net cash provided from operating activities:
Loss on debt prepayment	8.2	—
Depreciation and amortization	30.9	30.6
Non-cash restructuring and asset impairment charges	8.7	—
Deferred income taxes	(3.9)	3.5
Net pension expense	4.1	3.8
Share-based compensation expense	2.7	4.1
Net loss on disposals of property, plant and equipment	0.1	—
Changes in working capital and other:
Accounts receivable	42.0	(2.1)
Inventories	84.9	(51.1)
Other current assets	(23.0)	(10.1)
Accounts payable	(7.4)	18.0
Accrued liabilities	(8.0)	(30.8)
Pension plan contributions	(2.9)	(2.4)
Other postretirement plan contributions	(0.6)	(0.9)
Other, net	(0.7)	(3.1)

Net cash provided from operating activities	88.0	0.7

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(33.3)	(47.5)
Proceeds from disposals of property, plant and equipment	—	0.1
Proceeds from divestiture of business	17.6	—

Net cash used for investing activities	(15.7)	(47.4)

FINANCING ACTIVITIES
Credit agreement borrowings	—	88.1
Credit agreement repayments	—	(38.1)
Net change in short-term credit agreement borrowings	(170.0)	7.9
Proceeds from issuance of long-term debt, net of offering costs	395.5	—
Payments on long-term debt	(250.0)	—
Payments for debt prepayment costs, net	(8.2)	—
Payments for debt issue costs	(1.1)	—
Dividends paid	(9.7)	(9.7)
Proceeds from stock options exercised	—	2.6
Withholding tax payments on share-based compensation awards	(2.2)	(7.5)

Net cash (used for) provided from financing activities	(45.7)	43.3

Effect of exchange rate changes on cash and cash equivalents	(0.8)	1.0

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	25.8	(2.4)
Cash and cash equivalents at beginning of period	193.1	27.0

Cash and cash equivalents at end of period	$218.9	$24.6

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 30,	June 30,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$218.9	$193.1
Accounts receivable, net	250.5	292.3
Inventories	633.9	724.3
Other current assets	84.6	56.6

Total current assets	1,187.9	1,266.3
Property, plant and equipment, net	1,334.1	1,351.1
Goodwill	292.3	290.4
Other intangibles, net	46.5	52.1
Deferred income taxes	4.7	4.9
Other assets	263.2	262.4

Total assets	$3,128.7	$3,227.2

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$—	$170.0
Accounts payable	114.2	124.2
Accrued liabilities	150.3	157.9

Total current liabilities	264.5	452.1
Long-term debt	693.8	551.8
Accrued pension liabilities	386.4	399.5
Accrued postretirement benefits	137.7	137.4
Deferred income taxes	130.7	130.2
Other liabilities	108.1	110.5

Total liabilities	1,721.2	1,781.5

STOCKHOLDERS’ EQUITY
Common stock	280.1	280.1
Capital in excess of par value	315.9	321.4
Reinvested earnings	1,511.2	1,568.0
Common stock in treasury, at cost	(319.3)	(325.8)
Accumulated other comprehensive loss	(380.4)	(398.0)

Total stockholders’ equity	1,407.5	1,445.7

Total liabilities and stockholders’ equity	$3,128.7	$3,227.2

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended
	September 30,
	2020	2019
Pounds sold (000):
Specialty Alloys Operations	43,368	60,044
Performance Engineered Products	1,466	3,250
Intersegment	(486)	(996)

Consolidated pounds sold	44,348	62,298

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$254.8	$393.2
Surcharge	45.9	97.9

Specialty Alloys Operations net sales	300.7	491.1

Performance Engineered Products
Net sales excluding surcharge	61.2	107.9
Surcharge	0.6	1.5

Performance Engineered Products net sales	61.8	109.4

Intersegment
Net sales excluding surcharge	(8.8)	(14.5)
Surcharge	(0.4)	(0.6)

Intersegment net sales	(9.2)	(15.1)

Consolidated net sales	$353.3	$585.4

Operating (Loss) Income:
Specialty Alloys Operations	$(18.6)	$81.0
Performance Engineered Products	(3.6)	(2.0)
Corporate (including restructuring and asset impairment charges)	(26.6)	(19.1)
Intersegment	—	(0.1)

Consolidated (loss) operating income	$(48.8)	$59.8

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive (“Additive”) business and the Latrobe and Mexico distribution businesses. Effective July 1, 2020, the Company’s Carpenter Powder Products business was merged into the Additive business. The Amega West business was also part of the PEP segment however was sold during the quarter ended September 30, 2020. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other income (expense), net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEMS	2020	2019
Net sales	$353.3	$585.4
Less: surcharge revenue	$46.1	98.8

Net sales excluding surcharge revenue	$307.2	$486.6

Operating (loss) income	$(48.8)	$59.8
Special items:
Restructuring and asset impairment charges	10.0	—
COVID-19 costs	7.9	—

Operating (loss) income	$(30.9)	$59.8

Operating margin	(13.8)%	10.2%

Adjusted operating margin excluding surcharge revenue and special items	(10.1)%	12.3%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding special items from operating margin is helpful in analyzing our operating performance, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit (Expense)	Net (Loss) Income	(Loss) Per Diluted Share*
Three months ended September 30, 2020, as reported	$(66.0)	$18.9	$(47.1)	$(0.98)

Special items:
Debt prepayment costs, net	8.2	(2.0)	6.2	0.13
Restructuring and asset impairment charges	10.0	(2.4)	7.6	0.16
COVID-19 costs	7.9	(2.6)	5.3	0.11

Three months ended September 30, 2020, as adjusted	$(39.9)	$11.9	$(28.0)	$(0.58)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the three months ended September 30, 2020.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three months ended September 30, 2019, as reported	$54.1	$(12.9)	$41.2	$0.85

Special item:
None reported	—	—	—	—

Three months ended September 30, 2019, as adjusted	$54.1	$(12.9)	$41.2	$0.85

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the three months ended September 30, 2019.

Management believes that (loss) earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended
	September 30,
FREE CASH FLOW	2020	2019
Net cash provided from operating activities	$88.0	$0.7
Purchases of property, plant, equipment and software	(33.3)	(47.5)
Proceeds from disposals of property, plant and equipment	—	0.1
Proceeds from divestiture of business	17.6	—
Dividends paid	(9.7)	(9.7)

Free cash flow	$62.6	$(56.4)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
NET SALES BY END-USE MARKET	2020	2019
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$147.5	$286.1
Medical	30.0	44.0
Transportation	24.5	33.0
Energy	21.3	33.0
Industrial and Consumer	63.1	60.2
Distribution	20.8	30.3

Total net sales excluding surcharge revenue	307.2	486.6
Surcharge revenue	46.1	98.8

Total net sales	$353.3	$585.4